EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the “Company”) hereby appoint Frank H. Sanfilippo or Peter F. Benoist as their Attorney-in-Fact for the purpose of signing the Company’s Securities Exchange Commission Form 10-K (and any and all Amendments thereto) for the year ended December 31, 2009.

Dated: January 21, 2010

Signatures	Title

/s/ Peter F. Benoist
Peter F. Benoist	President and Chief Executive Officer and Director

/s/ James J. Murphy, Jr.
James J. Murphy, Jr.	Chairman of the Board of Directors

/s/ Michael A. DeCola
Michael A. DeCola	Director

/s/William H. Downey
William H. Downey	Director

/s/ Robert E. Guest, Jr.
Robert E. Guest, Jr.	Director

/s/ Lewis A. Levey
Lewis A. Levey	Director

/s/ Birch M. Mullins
Birch M. Mullins	Director

/s/ Brenda D. Newberry
Brenda D. Newberry	Director

/s/ Sandra A. Van Trease
Sandra A. Van Trease	Director

/s/ Henry D. Warshaw
Henry D. Warshaw	Director